Exhibit 4.5

Solidarity Agreement

On 4 November 2021, in Bari, at 10.30 a.m. and thereafter, at the Conference Hall of the Hotel Excelsior in Bari, the following trade unions organizations and trade union representatives meet – at the invitation of Natuzzi S.p.A. – in order to conduct the joint examination of the possibility of concluding, pursuant to Article 21(5) of Legislative Decree No. 148/2015, a solidarity agreement to avail of solidarity short-time work scheme payments under Article 21(1)(c) of Legislative Decree No. 148/2015. The following are present and have participated in the discussion:

Natuzzi S.p.A., represented by Messrs. Mario de Gennaro, Domenico Massaro and Maria Patrizia Ragazzo, assisted by Giuseppe Bisceglie of the Bari | Barletta-Andria-Trani chapter of the Confederation of Italian Industry (Confindustria Bari Bat) and by E. Claudio Schiavone.

The trade union organizations, the unitary trade union representative body (RSU) and the single trade union representative bodies (RSA), in the form of the national trade unions FILLEACGIL, FILCACISL, FENEAL UIL, FILCAMS CGIL, FISASCAT CISL and UILTUCS UIL, represented by Messers. Tatiana Fazi, Claudio Sottile, Fabrizio Pascucci, Barbara Neglia, Marco Demurtas, and Antonio Vargiu, together with the Puglia regional and local branches, the Bari, Matera and Taranto local branches, as well as the unitary trade union and single trade union representative bodies of the Puglia and Basilicata production units and offices (as per the annex).

***

The Parties set out in the exordium hereto have engaged in discussion and joint examination following Natuzzi S.p.A.’s letter of 19 October 2021 on “Initiation of consultation and discussion for a company-wide collective bargaining agreement pursuant to Article 21(5) of Legislative Decree No. 148/2015 and Article 51 of Legislative Decree No. 81/2015”.

Whereas

-
Natuzzi S.p.A., with headquarters at Via lazzitiello 47 in Santeramo in Colle (VAT No. 03513760722), is the leading Italian company in the furniture industry.
-
For social security purposes the Company is classified in the industrial sector.
-
The Company’s workforce totalled 1,957 employees as of 30 October 2021 (excluding executives) and consisted of the following:
•
first-line managers 96
•
office / intermediate workers 449
•
factory workers 1,412

The following are applied to the employees:

•
the National Collective Bargaining Agreement for employees of companies in the Wood and Furniture sector as regards 1,618 workers;
•
the National Collective Bargaining Agreement for employees of companies in the Tertiary, Distribution and Services sector as regards 339 workers.

This workforce is divided into the following production units as shown in the table below:

1. Iesce 1-Matera (MT) - Via Appia Antica s.c. Km. 13,500;

2. Iesce 2 -Santeramo in Colle (RA) - SS 271 for Matera - Km. 50,200;

3. Laterza (TA) - Contrada Madonna delle Grazie sn;

4. La Martella and FactoryOutlet - Matera (MT) – Zona Industriale La Martella;

5. Santeramo in Colle (BA) Experimental Lab., F&E, R&D, Maintenance and Offices - Via lazzitiello 47;

6. Altamura Graviscella - Altamura (BA) Via Graviscella z.i.;

7. Milan (Ml) - Via Durini.

And broken down by category as per the table below:

Production Unit	Address	FIRST-LINE MANAGERS	OFFICE WORKERS	INTERMEDIATE WORKERS	FACTORY WORKERS	Total
Santeramo in Colle (BA)	Via lazzitiello 47	87	283	14	93	477
Santeramo in Colle (BA)	SS 271 for Matera Km 50,200	1	9	14	259	283
Milan (MI)	Via Durini 24	3	4			7
Matera (MT)	Via Appia Antica S.C. Km 13,500	2	3	9	185	199
Matera (MT)	Industrial Zone Locality La Martella	1	15	4	75	95
Laterza (TA)	C.da Madonna delle Grazie	2	22	28	380	432
Altamura	Graviscella		15	29	420	464
Total		96	351	98	1,412	1,957

-
In a letter dated 19 October 2021 the Company convened the trade union organizations in order to carry out the prescribed discussion aimed at reaching a collective agreement that is a prerequisite for the application to avail of payments under a special short-time work scheme (CIGS) following the signing of a ‘defensive’ solidarity agreement pursuant to Article 21(1)(c) of Legislative Decree No. 148/2015.
-
During the meeting the Company reiterated that it is strongly committed to industrial and commercial initiatives aimed at increasing competitiveness and strengthening its position on the market and consequently maintaining employment levels.
-
The Company has pointed out that, despite the actions already taken as described above in executing the previous Business Plan and the associated agreements and investments, there are still major issues of competitiveness and product quality compared to the objectives set. This is due to the fact that, pending the implementation of the previous Business Plan, unforeseeable cyclical, commercial and health factors arose with economic effects that could potentially undermine the Company’s survival on the market.
-
On the basis of the new Business Plan, which takes account of the factors that have arisen and that could not be foreseen in the previous one, the Group intends to keep pursuing its policy of strengthening the brand throughout the world by developing a commercial network aimed at increasing sales of its Italian output.
-
For this reason the Company has confirmed that, with a view to relaunching production and gradually solving structural overstaffing, it has prepared the new Business Plan to be developed in accordance with the following guidelines:

1. refocusing of the organization to enhance the global value of the brands with recognition, in the value chain for the consumer, of the special knowledge and know-how of the places of production and related workers and craftsmanship of the Natuzzi brands;

2. strong investment in retail, both directly-owned stores and franchising, in order to support a growth in sales and so-called ‘awareness’, i.e. the conscious sharing by the consumer of the Company’s values;

3. rightsizing, i.e. organizational reorganization with the reskilling of internal human resources and the hiring of professionals with the missing skills that cannot be acquired through retraining processes;

4. boosting of e-commerce as part of a multi-channel approach;

5. regaining of competitiveness through investments in production sites, including for Natuzzi Italia output, in accordance with the new logic of Factory 4.0;

6. redesign of the organizational processes as part of a Lean Organization approach, in the wake also of a specific and detailed analysis carried out on the matter;

7. strengthening of corporate social responsibility initiatives with particular reference to issues of safety in the workplace, environmental protection and the welfare of workers, as always in a logic of general sustainability of the business.

-
Within the framework of the dialogue and discussions that have been underway for some time with institutions and social partners, the Company has set itself the objective of avoiding traumatic solutions, in order to manage overstaffing through recourse to social safety net measures and tools supporting restructuring programs.

The Company proceeded to explain why achievement of the objectives of the Plan necessarily entails the reorganization, modification and upgrading of the processes of the Corporate/Office component in parallel with significant investments on the industrial side, all functional to redesigning the production lay out in accordance with the above mentioned logic of Factory 4.0 (cellular manufacturing).

The checkering-style upgrading of the production plants in order to achieve the foregoing aims will make it necessary to suspend production lines for the time strictly necessary for the reorganization/construction of the new facilities. From that standpoint the use of the social safety net measures outlined here becomes essential in order to ensure, without traumatic solutions or negative repercussions on local employment levels, the management of the human resources that will be surplus to requirements in the implementation of the process of change.

Moreover, these factors must be combined with the current unpredictability of the world supply chain that at this historical point in time is encountering significant operational disruption that inevitably affects the competitiveness of the businesses and the continuity of plant operations, to the detriment of projected output. In fact, these past few months it has already been necessary to suspend the activities of part of the production plants and/or entire factories following delays and/or failures in the supply chain due to international shortages or transport problems. Unfortunately, those events are not circumscribed and/or have not ceased and at present it does not seem likely that they will be overcome in the short to medium term.

There is also the pandemic to contend with, a pandemic that is still in full flow and renders the future uncertain from the point of view of safeguarding employment.

-
Therefore, the new Business Plan presupposes – for the completion of the program and the progressive reabsorption of the excess workforce – recourse to a short-time work scheme on foot of a solidarity agreement pursuant to Article 21(5) of Legislative Decree No. 148/2015 for a minimum time frame of 24 months.
-
Consequently, it is necessary, for the reasons explained above, on the expiry of the Solidarity Agreement on the scheduled date of 6 November 2021, to sign a new solidarity agreement to accompany the Company through this delicate transition phase. Failure to do so would result in a situation whereby 595 FTE workers, between manufacturing/logistics and offices, would be structurally surplus to requirements.

*********

Therefore, the Parties agree as follows:

a) The recitals shall form an integral part of this Agreement.

b) Natuzzi S.p.A. will apply to the Ministry of Labour – pursuant to Article 21 of Legislative Decree No. 148/2015 – to avail of special short-time work scheme payments on foot of a ‘defensive’ solidarity agreement for 24 months from 8 November 2021 to 7 November 2023 that may cover a maximum of 1,489 workers in the organizational and production units located in the Provinces of Bari, Matera, Taranto and Milan, specified below.

Production Unit	Address	FIRST-LINE MANAGERS	OFFICE WORKERS	INTERMEDIATE WORKERS	FACTORY WORKERS	Total
Santeramo in Colle (BA)	Via lazzitiello 47	87	283	14	93	477
Santeramo in Colle (BA)	SS 271 per Matera Km 50,200	1	9	14	259	283
Milan (MI)	Via Durini 24	1	2			3
Matera (MT)	Via Appia Antica S.C. Km 13,500	2	3	9	185	199
Matera (MT)	Zona Industriale La Martella	1	15	4	75	95
Laterza (TA)	C.da Madonna delle Grazie	2	22	28	380	432
Total		94	334	69	992	1,489

* *

c) Accordingly, the payments will be required for the duration of 24 months in light of the above.

d) The reduction in working hours, compared with an average weekly working time of 40 hours, will be structured on a monthly basis and will entail an average reduction in working hours corresponding to 595 full-time equivalents, meaning a 40% reduction considering the number of potential workers affected equal to 1,489.

e) Without prejudice to the average reduction of 40% in working hours, the maximum individual reduction will be implemented in such a way as to ensure compliance with the percentage set by Legislative Decree No. 148/2015 consisting of an average per capita reduction of 70% over the period that the payments are made.

f) In the event of suspensions of work in individual production units that involve a portion of the workforce characterized – within the Company’s own organizational chart – by the same level and qualifications, the Company will proceed to distribute the hourly reduction under this Solidarity Agreement in such a way as to ensure homogeneous reduction mechanisms during the period of the Plan.

g) Having regard to technical, organizational and production needs, including with reference to the current global supply chain situation and the trend of the flow of orders compared to market demand, taking into account the specific needs of individual Plants/Departments/Areas and in order to guarantee essential services, the Parties agree that different solutions may be required within the framework of the overall average reduction, both in vertical form (single days) and in horizontal form (hourly reduction on a daily basis). The above in relation to production rationalization and the needs of the various departments, in terms of productivity, quantity, quality and specific product features and in order to ensure adequate flexibility, rapid reaction times and manufacturing balance. A different hourly work schedule may be considered for personnel deemed to be irreplaceable due to the specific skills that they possess in relation to their jobs or for personnel who cannot be replaced by colleagues of a similar level and with similar qualifications.

h) The Parties acknowledge that in view of the organization of work, the system adopted is the only one possible from a technical standpoint and that the suspension of work and/or reduction of working hours, as agreed above, makes it possible to limit redundancies and make better use of the personnel. During the evaluation meetings, a discussion will be held with the social partners after the launch of the solidarity program and information will be provided on the distribution of the suspension of work and/or reduction of working hours on a horizontal and vertical basis, on the basis of and in accordance with technical, organizational, production and logistical requirements, order flows, the need for balance and the specific nature of each plant/department/area.

i) With reference to the provisions of Article 21(5) of Legislative Decree No. 148/2015, the Parties expressly agree that, in the event of temporary needs for more work or replacement, without prejudice to the commensurate reduction in the short-time work scheme payments received, the working hours may be increased or the application of the social safety net measures may be temporarily suspended. Any such change shall be notified to the unitary trade union and single trade union representative bodies as well as to the Ministry of Labour and the National Social Security Institution (INPS) pursuant to Article 4 of Ministerial Decree No. 94033 of 13 January 2016.

j) Any overtime work, in exceptional circumstances, will be subject to specific consultation with the unitary trade union representative body and trade union organizations.

k) As a result of the above reduction in working hours, any direct, indirect and deferred remuneration as well as contractual and/or statutory benefits will be determined and paid in proportion to actual work performance in accordance with applicable law. With regard to statutory severance pay (TFR), the provisions of Article 21(5) of Legislative Decree No. 148/2015 will apply.

l) The Company undertakes to advance the amount payable by INPS, quantified in accordance with the instructions issued by INPS. That amount will be equal to the short-time work scheme payment due as determined by law on the basis of the percentage of salary lost as a result of the reduction in working hours, subject to subsequent adjustment after the prescribed authorizations.

m) In order to streamline inspections and make them more efficient, the Company will request that it be authorized to centralize them at the Bari local labour inspectorate (ITL).

n) The measures set out in the program presented by the Company will be the subject matter of specific meetings between the Parties at the Company’s offices, normally every two months or upon request,

in order to assess the management of the Solidarity Agreement and developments in the Company’s situation.

o) The list of names of employees covered by the Solidarity Agreement application is attached hereto and forms an integral part hereof.

p) In order to facilitate the reabsorption of the structurally excess workforce during the term of the Solidarity Agreement, alternative forms of managing it will also be assessed, through voluntary incentives, including steps aimed at meeting retirement requirements, support for entrepreneurship projects, redeployment within the framework of business plans for diversification of production, and permanent part-time agreements.

By signing these minutes the Parties acknowledge that they have concluded the joint examination and have reached the agreement referred to in Article 21(5) of Legislative Decree No. 148 of 2015 and have, by signing these minutes, remedied any formal defect.

Read, confirmed and signed

The Company	Trade Union Organizations	RSU
/SS/[ILLEGIBLE]	/SS/[ILLEGIBLE]	/SS/[ILLEGIBLE]

Solidarity Agreement

On 5 November 2021, in Bari, at 10.30 a.m. and thereafter, at the headquarters of the Bari | Barletta-Andria-Trani chapter of the Confederation of Italian Industry (Confindustria Bari Bat) in Bari, the following trade unions organizations and trade union representatives meet – at the invitation of Natuzzi S.p.A. – in order to conduct the joint examination of the possibility of concluding, pursuant to Article 21(5) of Legislative Decree No. 148/2015, a solidarity agreement to avail of solidarity short-time work scheme payments under Article 21(1)(c) of Legislative Decree No. 148/2015. The following are present and have participated in the discussion:

Natuzzi S.p.A., represented by Dr. Mario de Gennaro and Dr. Maria Patrizia Ragazzo, assisted by Giuseppe Bisceglie of the Bari | Barletta-Andria-Trani chapter of the Confederation of Italian Industry (Confindustria Bari Bat).

AND


Confederation Cobas-Cobas of Private Work, represented by Dr. Felice Dileo;

Trade Union of Base Private Work, represented by Pierpaolo Corallo;

together with the unitary trade union representative body (RSU) of Ginosa and the single trade union representative bodies (RSA) Cobasa Santeramo Corporate.

***

The Parties set out in the exordium hereto have engaged in discussion and joint examination following Natuzzi S.p.A.’s letter of 19 October 2021 on “Initiation of consultation and discussion for a company-wide collective bargaining agreement pursuant to Article 21(5) of Legislative Decree No. 148/2015 and Article 51 of Legislative Decree No. 81/2015”.

Whereas

-
Natuzzi S.p.A., with headquarters at Via lazzitiello 47 in Santeramo in Colle (VAT No. 03513760722), is the leading Italian company in the furniture industry.
-
For social security purposes the Company is classified in the industrial sector.
-
The Company’s workforce totalled 1,957 employees as of 30 October 2021 (excluding executives) and consisted of the following:
•
first-line managers 96
•
office / intermediate workers 449
•
factory workers 1,412

The following are applied to the employees:

•
the National Collective Bargaining Agreement for employees of companies in the Wood and Furniture sector as regards 1,618 workers;
•
the National Collective Bargaining Agreement for employees of companies in the Tertiary, Distribution and Services sector as regards 339 workers.

This workforce is divided into the following production units as shown in the table below:

1. Iesce 1-Matera (MT) - Via Appia Antica s.c. Km. 13,500;

2. Iesce 2 -Santeramo in Colle (RA) - SS 271 for Matera - Km. 50,200;

3. Laterza (TA) - Contrada Madonna delle Grazie sn;

4. La Martella and FactoryOutlet - Matera (MT) – Zona Industriale La Martella;

5. Santeramo in Colle (BA) Experimental Lab., F&E, R&D, Maintenance and Offices - Via lazzitiello 47;

6. Altamura Graviscella - Altamura (BA) Via Graviscella z.i.;

7. Milan (Ml) - Via Durini.

And broken down by category as per the table below:

Production Unit	Address	FIRST-LINE MANAGERS	OFFICE WORKERS	INTERMEDIATE WORKERS	FACTORY WORKERS	Total
Santeramo in Colle (BA)	Via lazzitiello 47	87	283	14	93	477
Santeramo in Colle (BA)	SS 271 for Matera Km 50,200	1	9	14	259	283
Milan (MI)	Via Durini 24	3	4			7
Matera (MT)	Via Appia Antica S.C. Km 13,500	2	3	9	185	199
Matera (MT)	Industrial Zone Locality La Martella	1	15	4	75	95
Laterza (TA)	C.da Madonna delle Grazie	2	22	28	380	432
Altamura	Graviscella		15	29	420	464
Total		96	351	98	1,412	1,957

-
In a letter dated 19 October 2021 the Company convened the trade union organizations in order to carry out the prescribed discussion aimed at reaching a collective agreement that is a prerequisite for the application to avail of payments under a special short-time work scheme (CIGS) following the signing of a ‘defensive’ solidarity agreement pursuant to Article 21(1)(c) of Legislative Decree No. 148/2015.
-
During the meeting the Company reiterated that it is strongly committed to industrial and commercial initiatives aimed at increasing competitiveness and strengthening its position on the market and consequently maintaining employment levels.

-
The Company has pointed out that, despite the actions already taken as described above in executing the previous Business Plan and the associated agreements and investments, there are still major issues of competitiveness and product quality compared to the objectives set. This is due to the fact that, pending the implementation of the previous Business Plan, unforeseeable cyclical, commercial and health factors arose with economic effects that could potentially undermine the Company’s survival on the market.
-
On the basis of the new Business Plan, which takes account of the factors that have arisen and that could not be foreseen in the previous one, the Group intends to keep pursuing its policy of strengthening the brand throughout the world by developing a commercial network aimed at increasing sales of its Italian output.
-
For this reason the Company has confirmed that, with a view to relaunching production and gradually solving structural overstaffing, it has prepared the new Business Plan to be developed in accordance with the following guidelines:

1. refocusing of the organization to enhance the global value of the brands with recognition, in the value chain for the consumer, of the special knowledge and know-how of the places of production and related workers and craftsmanship of the Natuzzi brands;

2. strong investment in retail, both directly-owned stores and franchising, in order to support a growth in sales and so-called ‘awareness’, i.e. the conscious sharing by the consumer of the Company’s values;

3. rightsizing, i.e. organizational reorganization with the reskilling of internal human resources and the hiring of professionals with the missing skills that cannot be acquired through retraining processes;

4. boosting of e-commerce as part of a multi-channel approach;

5. regaining of competitiveness through investments in production sites, including for Natuzzi Italia output, in accordance with the new logic of Factory 4.0;

6. redesign of the organizational processes as part of a Lean Organization approach, in the wake also of a specific and detailed analysis carried out on the matter;

7. strengthening of corporate social responsibility initiatives with particular reference to issues of safety in the workplace, environmental protection and the welfare of workers, as always in a logic of general sustainability of the business.

-
Within the framework of the dialogue and discussions that have been underway for some time with institutions and social partners, the Company has set itself the objective of avoiding traumatic solutions, in order to manage overstaffing through recourse to social safety net measures and tools supporting restructuring programs.

The Company proceeded to explain why achievement of the objectives of the Plan necessarily entails the reorganization, modification and upgrading of the processes of the Corporate/Office component in parallel with significant investments on the industrial side, all functional to redesigning the production lay out in accordance with the above mentioned logic of Factory 4.0 (cellular manufacturing).

The checkering-style upgrading of the production plants in order to achieve the foregoing aims will make it necessary to suspend production lines for the time strictly necessary for the reorganization/construction of the new facilities. From that standpoint the use of the social safety net measures outlined here becomes essential in order to ensure, without traumatic solutions or negative repercussions on local employment levels, the management of the human resources that will be surplus to requirements in the implementation of the process of change.

Moreover, these factors must be combined with the current unpredictability of the world supply chain that at this historical point in time is encountering significant operational disruption that inevitably affects the competitiveness of the businesses and the continuity of plant operations, to the detriment of projected output. In fact, these past few months it has already been necessary to suspend the activities of part of the production plants and/or entire factories following delays and/or failures in the supply chain due to international shortages or transport problems. Unfortunately, those events are not circumscribed and/or have not ceased and at present it does not seem likely that they will be overcome in the short to medium term.

There is also the pandemic to contend with, a pandemic that is still in full flow and renders the future uncertain from the point of view of safeguarding employment.

-
Therefore, the new Business Plan presupposes – for the completion of the program and the progressive reabsorption of the excess workforce – recourse to a short-time work scheme on foot of a solidarity agreement pursuant to Article 21(5) of Legislative Decree No. 148/2015 for a minimum time frame of 24 months.
-
Consequently, it is necessary, for the reasons explained above, on the expiry of the Solidarity Agreement on the scheduled date of 6 November 2021, to sign a new solidarity agreement to accompany the Company through this delicate transition phase. Failure to do so would result in a situation whereby 595 FTE workers, between manufacturing/logistics and offices, would be structurally surplus to requirements.

*********

Therefore, the Parties agree as follows:

a) The recitals shall form an integral part of this Agreement.

b) Natuzzi S.p.A. will apply to the Ministry of Labour – pursuant to Article 21 of Legislative Decree No. 148/2015 – to avail of special short-time work scheme payments on foot of a ‘defensive’ solidarity agreement for 24 months from 8 November 2021 to 7 November 2023 that may cover a maximum of 1,489 workers in the organizational and production units located in the Provinces of Bari, Matera, Taranto and Milan, specified below.

Production Unit	Address	FIRST-LINE MANAGERS	OFFICE WORKERS	INTERMEDIATE WORKERS	FACTORY WORKERS	Total
Santeramo in Colle (BA)	Via lazzitiello 47	87	283	14	93	477
Santeramo in Colle (BA)	SS 271 per Matera Km 50,200	1	9	14	259	283
Milan (MI)	Via Durini 24	1	2			3
Matera (MT)	Via Appia Antica S.C. Km 13,500	2	3	9	185	199
Matera (MT)	Zona Industriale La Martella	1	15	4	75	95
Laterza (TA)	C.da Madonna delle Grazie	2	22	28	380	432
Total		94	334	69	992	1,489

* *

c) Accordingly, the payments will be required for the duration of 24 months in light of the above.

d) The reduction in working hours, compared with an average weekly working time of 40 hours, will be structured on a monthly basis and will entail an average reduction in working hours corresponding to 595 full-time equivalents, meaning a 40% reduction considering the number of potential workers affected equal to 1,489.

e) Without prejudice to the average reduction of 40% in working hours, the maximum individual reduction will be implemented in such a way as to ensure compliance with the percentage set by Legislative Decree No. 148/2015 consisting of an average per capita reduction of 70% over the period that the payments are made.

f) In the event of suspensions of work in individual production units that involve a portion of the workforce characterized – within the Company’s own organizational chart – by the same level and qualifications, the Company will proceed to distribute the hourly reduction under this Solidarity

Agreement in such a way as to ensure homogeneous reduction mechanisms during the period of the Plan.

g) Having regard to technical, organizational and production needs, including with reference to the current global supply chain situation and the trend of the flow of orders compared to market demand, taking into account the specific needs of individual Plants/Departments/Areas and in order to guarantee essential services, the Parties agree that different solutions may be required within the framework of the overall average reduction, both in vertical form (single days) and in horizontal form (hourly reduction on a daily basis). The above in relation to production rationalization and the needs of the various departments, in terms of productivity, quantity, quality and specific product features and in order to ensure adequate flexibility, rapid reaction times and manufacturing balance. A different hourly work schedule may be considered for personnel deemed to be irreplaceable due to the specific skills that they possess in relation to their jobs or for personnel who cannot be replaced by colleagues of a similar level and with similar qualifications.

h) The Parties acknowledge that in view of the organization of work, the system adopted is the only one possible from a technical standpoint and that the suspension of work and/or reduction of working hours, as agreed above, makes it possible to limit redundancies and make better use of the personnel. During the evaluation meetings, a discussion will be held with the social partners after the launch of the solidarity program and information will be provided on the distribution of the suspension of work and/or reduction of working hours on a horizontal and vertical basis, on the basis of and in accordance with technical, organizational, production and logistical requirements, order flows, the need for balance and the specific nature of each plant/department/area.

i) With reference to the provisions of Article 21(5) of Legislative Decree No. 148/2015, the Parties expressly agree that, in the event of temporary needs for more work or replacement, without prejudice to the commensurate reduction in the short-time work scheme payments received, the working hours may be increased or the application of the social safety net measures may be temporarily suspended. Any such change shall be notified to the unitary trade union and single trade union representative bodies as well as to the Ministry of Labour and the National Social Security Institution (INPS) pursuant to Article 4 of Ministerial Decree No. 94033 of 13 January 2016.

j) Any overtime work, in exceptional circumstances, will be subject to specific consultation with the unitary trade union representative body and trade union organizations.

k) As a result of the above reduction in working hours, any direct, indirect and deferred remuneration as well as contractual and/or statutory benefits will be determined and paid in proportion to actual work performance in accordance with applicable law. With regard to statutory severance pay (TFR), the provisions of Article 21(5) of Legislative Decree No. 148/2015 will apply.

l) The Company undertakes to advance the amount payable by INPS, quantified in accordance with the instructions issued by INPS. That amount will be equal to the short-time work scheme payment due as determined by law on the basis of the percentage of salary lost as a result of the reduction in working hours, subject to subsequent adjustment after the prescribed authorizations.

m) In order to streamline inspections and make them more efficient, the Company will request that it be authorized to centralize them at the Bari local labour inspectorate (ITL).

n) The measures set out in the program presented by the Company will be the subject matter of specific meetings between the Parties at the Company’s offices, normally every two months or upon request, in order to assess the management of the Solidarity Agreement and developments in the Company’s situation.

o) The list of names of employees covered by the Solidarity Agreement application is attached hereto and forms an integral part hereof.

p) In order to facilitate the reabsorption of the structurally excess workforce during the term of the Solidarity Agreement, alternative forms of managing it will also be assessed, through voluntary incentives, including steps aimed at meeting retirement requirements, support for entrepreneurship projects, redeployment within the framework of business plans for diversification of production, and permanent part-time agreements.

By signing these minutes the Parties acknowledge that they have concluded the joint examination and have reached the agreement referred to in Article 21(5) of Legislative Decree No. 148 of 2015 and have, by signing these minutes, remedied any formal defect.

Read, confirmed and signed

The Company	Trade Union Organizations	RSU/RSA
/SS/[ILLEGIBLE]	/SS/[ILLEGIBLE]	/SS/[ILLEGIBLE]